Exhibit 1

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Diversified Product Inspections, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 14th day of April, 2005.


                                                    /s/ Jan Telander
                                                    ----------------
                                                        Jan Telander

                                            EIG CAPITAL LTD.

                                               By: /s/ Janine Santos
                                               ---------------------
                                                Janine Santos, Authorized Person


                                            EIG VENTURE CAPITAL LTD.

                                               By: /s/ Jan Telander
                                               --------------------
                                                       Jan Telander, President


                                            SOFCON  LTD.

                                               By: /s/ Jan Telander
                                               --------------------
                                                       Jan Telander, President